UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2019

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B
Las Vegas, Nevada 89146
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Changes in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of CV Sciences, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm, and on April 10, 2019 the Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal periods commencing immediately. Tanner LLC (“Tanner”), the Company’s current independent registered public accounting firm, was informed of this decision on the same date and was dismissed, effectively immediately.

During the years ended December 31, 2018 and 2017 and through April 10, 2019, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or internal control over financial reporting, and neither a written nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Tanner on the Company's consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

Except to the extent described below, in connection with the dismissal of Tanner, during the Company’s two most recent years and the subsequent interim period through April 10, 2019, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tanner’s satisfaction, would have caused Tanner to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

A disagreement occurred with Tanner in connection with the Company’s preparation of its Form 10-K for the year ended December 31, 2018 (the “2018 10-K”) which pertained to the Company’s assessment of the material weakness in its internal control over financial reporting relating to management’s lack of maintaining appropriate staffing in its accounting department with the appropriate level of technical expertise and experience during a period of the year ended December 31, 2018. The disagreement was resolved between the Company and Tanner with no misstatements or related adjustments to the Company’s financial statements.

As disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, management disclosed a material weakness in internal control over financial reporting related to management's lack of maintaining appropriate staffing in its accounting department with the appropriate level of technical expertise and experience during a period of the year ended December 31, 2018, resulting in insufficient oversight and detailed review of the financial reporting function. As previously reported in the Company's Current Report on Form 8-K filed on June 5, 2018, on May 31, 2018, Joseph Dowling was appointed as our Chief Executive Officer, which he served concurrently with his role as the Company's Chief Financial Officer. The result of Mr. Dowling's dual role required the need to hire additional qualified financial and accounting personnel. The lack of hiring additional qualified personnel resulted in management not being able to perform its assessment of the effectiveness of internal control over financial reporting in a timely manner, which resulted in deficiencies that were not identified and remediated as of December 31, 2018. Based on this material weakness, management concluded that at December 31, 2018, internal control over financial reporting was not effective.

During the years ended December 31, 2018 and 2017 and the subsequent interim period through April 10, 2019, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Audit Committee discussed the subject matter of the foregoing disagreement with Tanner, and the Company has authorized Tanner to respond fully to any inquiries of the successor independent registered public accounting firm, including with respect to the disagreement and material weakness discussed above.

The Company provided Tanner with a copy of the disclosures the Company is making in this Current Report on Form 8-K and requested that Tanner furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Tanner agrees with the statements made by the Company regarding Tanner and, if not, stating the respects in which it does not agree. A copy of Tanner's letter dated April 15, 2019 is attached hereto as Exhibit 16.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from Tanner LLC dated April 15, 2019
99.1 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer